Exhibit 32.1


                          Certification of CEO and CFO
                       Pursuant to 18 U.S.C. Section 1350,
                       as Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10-KSB/A of Urban Improvement Fund-1974 (the "Partnership"), for the annual period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul H. Pfleger, as the equivalent of the Chief Executive Officer of the Partnership, and John M. Orehek as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.




                                            /s/Paul H. Pfleger
                                            ---------------------------
                                            Name: Paul H. Pfleger
                                            Date: July 11, 2007


                                            /s/John M. Orehek
                                            ---------------------------
                                            Name: John M. Orehek
                                            Date: July 11, 2007



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.